EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the joint Registration Statement No. 333-254965 on Form S-3 of Vornado Realty Trust and Vornado Realty L.P. of our reports dated February 12, 2024, relating to the financial statements of Vornado Realty L.P. and subsidiaries and the effectiveness of Vornado Realty L. P. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 12, 2024